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                                                                   EXHIBIT 23.2



                              ACCOUNTANTS' CONSENT

The Board of Directors
Trans World Airlines, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Trans World Airlines, Inc. of our report dated March 6, 1996 relating to the consolidated balance sheets of Trans World Airlines, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related statements of consolidated operations and cash flows for the four months ended December 31, 1995, the eight months ended August 31, 1995, the year ended December 31, 1994, the two months ended December 31, 1993 and the ten months ended October 31, 1993, and the related financial statement schedule, which report appears in the December 31, 1995 annual report on Form 10-K of Trans World Airlines, Inc. Our report refers to the application of fresh start reporting as of September 1, 1995 and November 1, 1993.


                                                 /s/ KPMG Peat Marwick LLP
                                                 -------------------------
                                                 KPMG Peat Marwick LLP

Kansas City, Missouri
September 24, 1996